UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018 (November 19, 2018)

QUANTUM MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

512-245-6646

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01.	Regulation FD Disclosure

On November 19, 2018, the Company issued a press release, copy of which was filed with the original Form 8-K.

Item 8.01	Other Events

On November 19, 2018, the Company issued a press release that it entered into a License and Development Agreement to establish large scale quantum dot production in Assam, India with Amtronics CC as licensee. On November 23, 2018, an additional License and Development Agreement has been entered into by the Company and the two licensee parties to the agreement are Amtronics LLC and Assam Electronics Development Corporation Ltd. (AMTRON).

Amtronics LLC is a newly established corporation. AMTRON is an Assam government owned entity located in the Assam, India region established to promote technology opportunities in the region.

Amtronics LLC and AMTRON together plan to incorporate a new entity in India which will be engaged in quantum dot production and market development in the India and various other jurisdictions.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated November 19, 2018. (Previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: December 12, 2018	/s/ Stephen A. Squires
STEPHEN A. SQUIRES